EXHIBIT 99.1

LHC Group Announces Third Quarter 2011 Results

LAFAYETTE, La., Nov. 2, 2011 (GLOBE NEWSWIRE) -- LHC Group, Inc. (Nasdaq:LHCG), a national provider of home health and hospice services, announced today its financial results for the three and nine months ended September 30, 2011.

Financial Results for the Third Quarter

  Net service revenue for the third quarter of 2011 decreased to $153.4 million compared with $165.7 million for the same period in 2010.
  The Company reported a net loss attributable to LHC Group for the third quarter of 2011 of $38.0 million, including an after-tax charge of $45.0 million associated with the previously announced settlement agreement with the government, an unexpected increase in self insured employee healthcare costs during the third quarter of $2.3 million, and the positive impact of pay for performance payments in the third quarter, which increased net income by $715,000, after tax.
  Loss per share was $2.08 for the third quarter of 2011.
  Organic growth in total new home health admissions was 5.1% for the third quarter of 2011.

In commenting on the results, Keith G. Myers, Chief Executive Officer of LHC Group, said, "The third quarter of 2011 presented LHC Group with many short-term challenges. I commend and thank our experienced leaders throughout the Company and all of the dedicated hard working employees of LHC Group for their long-term commitment to quality patient care and their ability to remain focused on the fundamentals of our business when challenges come our way. This has long been a hallmark of our team, and, once again, they have risen to the challenge. It is important to remember that home health remains the most cost-effective manner of providing care to the elderly population we serve. Further, according to the U.S. Census Bureau, the age 65 and over population will more than double over the next 30 years. As a result, I am more confident than ever that, over the long term, home health will continue to have an ever expanding role in health care. Because of our long‑term conservative approach to management and the investments we've made in technology, quality, and people over the past three years, we are well positioned to withstand the short-term challenges we face and take advantage of the opportunities that lie ahead."

Financial Results for the Nine Months

  Net service revenue for the nine months ended September 30, 2011, increased to $476.2 million compared with $464.5 million for the same period in 2010.
  The Company reported a net loss attributable to LHC Group for the nine months ended September 30, 2011, of $20.5 million, including the aforementioned items in the third quarter.
  Loss per share was $1.12 for the nine months ended September 30, 2011, including the aforementioned items in the third quarter.

Guidance

As reported on October 26, 2011, the Company is updating its previously stated guidance with respect to fiscal year 2011 by adjusting its guidance for net service revenue to a range of $630 million to $640 million and loss per share to a range of $0.82 to $0.72. This guidance for fiscal year 2011 does not take into account the impact of any future acquisitions or share repurchases, if made, de novo locations, if opened, future legal or other expenses associated with the Company's ongoing investigations or future reimbursement changes, if any. Specifically, this guidance does not take into account the proposed 2012 rule issued by the Centers for Medicare and Medicaid Services, which if adopted would apply to episodes for patients on service at December 31, 2011. The Company estimates the impact to the fourth quarter 2011 operating results from the proposed 2012 rule would be to decrease revenue approximately $1.2 million and impact fully diluted earnings per share by $0.04, after tax.

Conference Call

LHC Group will host a conference call on Thursday, November 3, 2011, at 11:00 a.m. Eastern time to discuss its third quarter 2011 results. The toll-free number to call for this interactive teleconference is (866) 393-1608 (international callers should call 973-890-8327). A telephonic replay of the conference call will be available through midnight on Thursday, November 10, 2011, by dialing (800) 642-1687 (international callers should call 706-645-9291) and entering confirmation number 44151158. A live broadcast of LHC Group's conference call will be available under the Investor Relations section of the Company's website, www.LHCGroup.com. A one-year online replay will be available approximately an hour following the conclusion of the live broadcast.

About LHC Group, Inc.

LHC Group, Inc. is a national provider of home health and hospice services, providing quality, cost-effective healthcare to patients within the comfort and privacy of their home or place of residence. LHC Group provides a comprehensive array of post-acute healthcare services through home health, hospice and private duty locations in its home-based division and long-term acute care hospitals in its facility-based division.

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements about the Company's future financial performance and the strength of the Company's operations. Such forward-looking statements may be identified by words such as "continue," "expect," and similar expressions. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including changes in reimbursement, changes in government regulations, changes in LHC Group's relationships with referral sources, increased competition for LHC Group's services, increased competition for joint venture and acquisition candidates, changes in the interpretation of government regulations, and other risks set forth in Item 1A. Risk Factors in LHC Group's Annual Report on Form 10-K for the year ended December 31, 2010, filed with the Securities and Exchange Commission. LHC Group undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LHC GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except share data)
(unaudited)

	Sept. 30,	Dec. 31,
	2011	2010

ASSETS

Current assets:
Cash	$11,134	$288
Receivables:
Patient accounts receivable, less allowance for uncollectible accounts of $10,808 and $9,769, respectively	78,594	79,939
Other receivables	2,407	5,210
Amounts due from governmental entities	315	429
Total receivables, net	81,316	85,578
Deferred income taxes	7,745	5,941
Prepaid income taxes	30,309	5,326
Prepaid expenses	5,311	6,573
Other current assets	4,148	3,442
Total current assets	139,963	107,148
Property, building and equipment, net of accumulated depreciation of $20,163 and $15,329, respectively	27,901	26,862
Goodwill	164,731	157,338
Intangible assets, net of accumulated amortization of $2,129 and $1,499, respectively	59,585	54,051
Advance payment on acquisitions	–	6,947
Other assets	5,713	4,959
Total assets	$397,893	$357,305

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and other accrued liabilities	$22,929	$21,017
Salaries, wages and benefits payable	22,925	27,289
Amounts due to governmental entities	3,262	3,159
Total current liabilities	49,116	51,465
Deferred income taxes	21,455	16,817
Income tax payable	3,415	–
Revolving credit facility	54,000	–
Total liabilities	127,986	68,282
Noncontrolling interest- redeemable	11,858	13,535
Stockholders' equity:
Common stock – $0.01 par value: 40,000,000 shares authorized; 21,352,211 and 21,180,286 shares issued and 18,281,181 and 18,172,022 shares outstanding, respectively	183	181
Treasury stock – 3,071,030 and 3,008,264 shares at cost, respectively	(6,146)	(4,453)
Additional paid-in capital	94,559	91,017
Retained earnings	166,518	186,996
Total LHC Group, Inc. stockholders' equity	255,114	273,741
Noncontrolling interest- non-redeemable	2,935	1,747
Total equity	258,049	275,488
Total liabilities and equity	$397,893	$357,305

LHC GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except share and per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Net service revenue	$153,398	$165,672	$476,196	$464,475
Cost of service revenue	87,815	87,227	262,987	239,952
Gross margin	65,583	78,445	213,209	224,523
Provision for bad debts	3,199	1,699	8,903	5,299
Settlement with government agencies	65,000	–	65,000	–
General and administrative expenses	52,656	51,056	159,851	146,509
Operating income (loss)	(55,272)	25,690	(20,545)	72,715
Interest expense	(217)	(33)	(507)	(83)
Non-operating income	1,396	90	1,573	711
Income (loss) before income taxes and noncontrolling interest	(54,093)	25,747	(19,479)	73,343
Income tax expense (benefit)	(18,130)	8,631	(6,420)	24,119
Net income (loss)	(35,963)	17,116	(13,059)	49,224
Less net income attributable to noncontrolling interest	1,997	3,818	7,419	11,910
Net income (loss) attributable to LHC Group, Inc.	(37,960)	13,298	(20,478)	37,314
Redeemable noncontrolling interest	–	–	–	41
Net income (loss) attributable to LHC Group, Inc.'s common stockholders	$ (37,960)	$13,298	$ (20,478)	$37,355

Earnings per share – basic:
Net Income (loss) attributable to LHC Group, Inc.	$ (2.08)	$0.73	$ (1.12)	$2.06
Redeemable noncontrolling interest	–	–	–	–
Net income (loss) attributable to LHC Group, Inc.'s common stockholders	$ (2.08)	$0.73	$ (1.12)	$2.06

Earnings per share – diluted:
Net Income (loss) attributable to LHC Group, Inc.	$ (2.08)	$0.73	$ (1.12)	$2.05
Redeemable noncontrolling interest	–	–	–	–
Net income (loss) attributable to LHC Group, Inc.'s common stockholders	$ (2.08)	$0.73	$ (1.12)	$2.05

Weighted average shares outstanding:
Basic	18,263,237	18,148,678	18,251,648	18,103,196
Diluted	18,263,237	18,224,019	18,251,648	18,208,445

LHC GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)
(unaudited)

	Nine Months Ended
	September 30,
	2011	2010
Operating activities
Net income (loss)	$ (13,059)	$49,224
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization expense	5,719	5,354
Provision for bad debts	8,903	5,299
Stock-based compensation expense	3,041	2,791
Deferred income taxes	2,834	818
Changes in operating assets and liabilities, net of acquisitions:
Receivables	(5,871)	(9,858)
Prepaid expenses and other assets	6,762	(199)
Prepaid income taxes	(21,569)	–
Accounts payable and accrued expenses	(2,627)	4,523
Net amounts due to/from governmental entities	217	498
Net cash (used in) provided by operating activities	(15,650)	58,450

Investing activities
Purchases of property, building, and equipment	(6,058)	(11,145)
Cash paid for acquisitions, primarily goodwill and intangible assets and advance payment on acquisitions	(11,745)	(21,994)
Net cash used in investing activities	(17,803)	(33,139)

Financing activities
Proceeds from line of credit	103,187	9,023
Payments on line of credit	(49,187)	(14,746)
Principal payments on debt	–	(303)
Payments on capital leases	(14)	(24)
Excess tax benefits from vesting of restricted stock	319	634
Proceeds from employee stock purchase plan	648	595
Noncontrolling interest distributions	(9,537)	(11,763)
Payments on repurchase of common stock	(577)	–
Purchase of additional controlling interest	(816)	(1,914)
Sale of noncontrolling interest	276	–
Net cash (used in) provided by financing activities	44,299	(18,498)
Change in cash	10,846	6,813
Cash at beginning of period	288	394
Cash at end of period	$11,134	$7,207

Supplemental disclosures of cash flow information
Interest paid	$507	$83
Income taxes paid	$12,335	$25,170

LHC GROUP, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(amounts in thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2011			September 30, 2010
	Home-Based	Facility-Based		Home-Based	Facility-Based
	Services	Services	Total	Services	Services	Total
Net service revenue	$134,950	$18,448	$153,398	$418,735	$57,461	$476,196
Cost of service revenue	77,331	10,484	87,815	229,153	33,834	262,987
Provision for bad debts	3,097	102	3,199	8,503	400	8,903
Settlement with government agencies	65,000	--	65,000	65,000	--	65,000
General and administrative expenses	47,522	5,134	52,656	145,043	14,808	159,851
Operating income (loss)	(58,000)	2,728	(55,272)	(28,964)	8,419	(20,545)
Interest expense	(196)	(21)	(217)	(457)	(50)	(507)
Non-operating income	1,374	22	1,396	1,516	57	1,573
Income (loss) before income taxes and noncontrolling interest	(56,822)	2,729	(54,093)	(27,905)	8,426	(19,479)
Income tax expense (benefit)	(18,506)	376	(18,130)	(7,912)	1,492	(6,420)
Net income (loss)	(38,316)	2,353	(35,963)	(19,993)	6,934	(13,059)
Noncontrolling interest	1,622	375	1,997	6,404	1,015	7,419
Net income (loss) attributable to LHC Group, Inc.	$ (39,938)	$1,978	$ (37,960)	$ (26,397)	$5,919	$ (20,478)

Total assets	$356,417	$41,476	$397,893	$356,417	$41,476	$397,893

	Three Months Ended			Nine Months Ended
	September 30, 2011			September 30, 2010
	Home-Based	Facility-Based		Home-Based	Facility-Based
	Services	Services	Total	Services	Services	Total
Net service revenue	$144,829	$20,843	$165,672	$408,524	$55,951	$464,475
Cost of service revenue	74,483	12,744	87,227	207,069	32,883	239,952
Provision for bad debts	1,848	(149)	1,699	5,140	159	5,299
General and administrative expenses	46,119	4,937	51,056	132,954	13,555	146,509
Operating income	22,379	3,311	25,690	63,361	9,354	72,715
Interest expense	(30)	(3)	(33)	(75)	(8)	(83)
Non-operating income	38	52	90	663	48	711
Income before income taxes and noncontrolling interest	22,387	3,360	25,747	63,949	9,394	73,343
Income tax expense	7,793	838	8,631	21,772	2,347	24,119
Net income	14,594	2,522	17,116	42,177	7,047	49,224
Noncontrolling interest	3,440	378	3,818	10,624	1,286	11,910
Net income attributable to LHC Group, Inc.	$11,154	$2,144	$13,298	$31,553	$5,761	$37,314

Total assets	$310,380	$37,035	$347,415	$310,380	$37,035	$347,415

LHC GROUP, INC. AND SUBSIDIARIES
SELECT CONSOLIDATED KEY STATISTICAL AND FINANCIAL DATA
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Key Data:
Home-Based Services:
Home Health
Locations	258	251	258	251
Acquired	0	13	5	17
De novo	0	3	6	8
Total new admissions	25,787	23,807	76,916	68,152
Medicare new admissions	18,445	17,100	54,457	49,626
Average weekly census	31,311	33,402	32,942	31,823
Average Medicare weekly census	24,076	26,236	25,539	25,276
Medicare completed and billed episodes	41,191	42,813	127,798	122,058
Average Medicare case mix for completed and billed Medicare episodes	1.24	1.27	1.24	1.27
Average reimbursement per completed and billed Medicare episodes	$2,344	$2,531	$2,352	$2,535
Total visits	862,220	888,961	2,626,043	2,509,768
Total Medicare visits	644,392	683,756	1,977,665	1,948,664
Average visits per completed and billed Medicare episodes	15.6	16.0	15.5	16.0
Organic growth (1):
Net revenue	-11.2%	15.2%	-1.9%	11.6%
Net Medicare revenue	-13.4%	13.2%	-4.6%	10.6%
Total new admissions	5.1%	9.6%	9.5%	11.5%
Medicare new admissions	4.5%	11.0%	6.5%	13.4%
Average weekly census	-8.2%	9.3%	1.6%	3.1%
Average Medicare weekly census	-10.2%	9.2%	-0.8%	3.5%
Medicare completed and billed episodes	-5.6%	6.5%	2.9%	5.9%

Hospice
Locations	32	26	32	26
Acquired	0	5	8	6
Admissions	1,061	796	3,025	2,154
Average Daily Census	918	658	894	605
Patient Days	84,410	60,513	244,080	165,185
Average revenue per patient day	$134	$135	$135	$135

Facility-Based Services:
Long-term Acute Care
Locations	9	9	9	9
Patient days	15,385	16,736	45,986	44,679
Patient acuity mix	1.02	1.04	1.03	1.03
Average revenue per patient day	$1,167	$1,155	$1,182	$1,156

(1) Organic growth is calculated as the sum of same store plus de novo for the period divided by total from the same period in the prior year.
CONTACT: Eric Elliott
         Investor Relations
         (337) 233-1307
         eric.elliott@lhcgroup.com